SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14(a)-12

CELERITEK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

CELERITEK, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be Held on May 19, 2003

       Notice is hereby given that a special meeting of shareholders of Celeritek, Inc. will be held on Monday, May 19, 2003, at 10:00 a.m. local time, at the Four Points Sheraton, 1250 Lakeside Drive, Sunnyvale, California 94086, to consider and vote on the following:

1. A proposal by a dissident group of Celeritek shareholders to remove all of the current members of the Board of Directors; and

2. If proposal 1 above is adopted by shareholders at the special meeting, a proposal to fill the vacancies on the Board of Directors created by the removal of the current directors by electing new directors to serve as members of the Board of Directors until the next annual meeting of shareholders. The Board of Directors has nominated the following six individuals for re-election as members of the Board of Directors to fill the vacancies created by any removal of the current directors: Tamer Husseini, Donald Clyde Cox, Robert J. Gallagher, Thomas W. Hubbs, William D. Rasdal and Charles P. Waite.

      No other business may be transacted at the special meeting.

      The Board of Directors has fixed the close of business on April 4, 2003 as the record date for the special meeting. Only shareholders of record on the record date are entitled to receive notice of, and to vote at, the special meeting.

      The Board of Directors is opposing the dissident group’s proposal to remove the current members of the Board of Directors. Shareholders may receive a white proxy card from the dissident group in connection with the special meeting. The Board of Directors strongly urges shareholders not to return the dissident group’s white proxy card. The Board of Directors will be sending shareholders a GREEN proxy card in connection with the special meeting, together with a proxy statement relating to the special meeting. The Board of Directors urges shareholders to join the Board in opposing the dissident group by returning the GREEN proxy card and voting AGAINST the dissident group’s proposal to remove the current members of the Board of Directors and FOR the Board’s proposal to re-elect the six existing members of the Board of Directors.

Sincerely,

Tamer Husseini Chairman of the Board, President and
Chief Executive Officer

Santa Clara, California

April 7, 2003

      The Board of Directors intends to solicit proxies against the dissident group’s proposals and file a proxy statement with the Securities and Exchange Commission relating to its solicitation of proxies for the special meeting. Celeritek shareholders are urged to read the proxy statement, when it becomes available, because it will contain important information. Celeritek shareholders will be able to obtain a copy of the proxy statement, and any other relevant documents, for free at the Securities and Exchange Commissions’s web site located at www.sec.gov. Celeritek shareholders also will be able to obtain a free copy of the proxy statement, and other relevant documents, by contacting Celeritek Investor Relations. All of the Celeritek directors will be deemed to be participants in the Board’s solicitation of proxies in connection with the special meeting and certain of the executive officers of Celeritek may be deemed to be participants in the Board’s solicitation of proxies in connection with the special meeting. A description of the direct and indirect interests, by security holdings or otherwise, of these participants in the Board’s solicitation of proxies will be set forth in the proxy statement filed by Celeritek with the Securities and Exchange Commission in connection with the special meeting.